EXHIBIT      23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in the Form 10-SB Registration Statement under the Securities Exchange Act of 1934 by Orion Research Group, Inc. (a Nevada corporation) of our report dated May 3, 1999 on the financial statements of Orion Research Group, Inc. as of April 30, 1999 and for the period from December 6, 1996 (date of inception) through April 30, 1999, accompanying the financial statements contained in such Form 10-SB Registration Statement under the Securities Exchange Act of 1934, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

                                               /s/ Barry L. Friedman
                                               ------------------------------
                                                   Barry L. Friedman, P.C.

Las Vegas, Nevada
July 30, 1999